Exhibit 99.1

FS Bancorp, Inc. Reports First Quarter Net Income of $7.8 Million or $1.02 Per Diluted Share and Declares 53rd Consecutive Quarterly Cash Dividend

MOUNTLAKE TERRACE, WA – April 21, 2026 – FS Bancorp, Inc. (NASDAQ: FSBW) (the “Company”), the holding company for 1st Security Bank of Washington (the “Bank”) today reported 2026 first quarter net income of $7.8 million, or $1.02 per diluted share, compared to $8.4 million, or $1.10 per diluted share, for the prior quarter, and $8.0 million, or $1.01 per diluted share, for the comparable quarter one year ago. Pre-tax income of $9.9 million in the first quarter of 2026 increased $440,000, or 4.6%, from $9.5 million in the first quarter of 2025, with the decrease in net income between those periods primarily reflecting a higher effective income tax rate.

“We are excited about the announced merger with Pacific West Bancorp that occurred in February and our projected growth into the Portland, Oregon market area later in 2026,” stated Matthew Mullet, CEO and President of 1st Security Bank.

“Book value per share reached a split adjusted record of $42.42 in the first quarter of 2026, reflecting sustained earnings growth and disciplined capital management,” stated Joe Adams, CEO of FS Bancorp, Inc. “We are also pleased to announce that our Board of Directors has approved our 53rd consecutive quarterly cash dividend of $0.29 per common share, demonstrating our commitment to returning capital to long-term shareholders. The cash dividend will be paid on May 21, 2026, to shareholders of record as of May 7, 2026,” concluded Adams.

2026 First Quarter Highlights

●

Net income totaled $7.8 million for the first quarter of 2026, compared to $8.4 million for the previous quarter, and $8.0 million for the comparable quarter one year ago. The linked quarter-over-quarter decrease is primarily due to a $1.0 million bank owned life insurance mortality benefit received in the prior quarter with no such benefit for the first quarter of 2026. Pre-tax income grew to $9.9 million in the first quarter of 2026, up $440,000, or 4.6%, from $9.5 million in the comparable quarter one year ago, driven by growth in net interest income and Home Lending segment results;

●

Total deposits, excluding brokered deposits, were unchanged at $2.31 billion at March 31, 2026 and December 31, 2025, and increased $65.2 million, or 2.9%, from $2.24 billion at March 31, 2025. The cost of deposits decreased to 2.24% for the quarter ended March 31, 2026, from 2.26% for the quarter ended December 31, 2025 primarily due to repricing on maturing certificates of deposits and other deposit repricing activities;

●

Loans receivable, net was $2.62 billion at both March 31, 2026 and December 31, 2025, and increased $123.0 million, or 4.9%, from $2.50 billion at March 31, 2025. Net growth of $17.4 million in the commercial real estate portfolio was partially offset by heightened payoff activity in the consumer loan portfolio for the quarter ended March 31, 2026;

●

Consumer loans were $583.5 million at March 31, 2026, a decrease of $13.5 million, or 2.3%, from $597.0 million in the previous quarter, and a decrease of $25.4 million, or 4.2%, from $608.9 million in the comparable quarter one year ago. During the three months ended March 31, 2026, consumer loan originations included 83.3% of home improvement loans originated with a Fair Isaac Corporation (“FICO”) score above 720;

●	Home Lending production increased significantly compared to the comparable quarter one year ago, totaling $207.5 million for the three months ended March 31, 2026, compared to $145.4 million for the three months ended March 31, 2025, a 42.7% increase, driven by improved rate activity;

●	Segment reporting in the first quarter of 2026 reflected net income of $6.7 million for the Commercial and Consumer Banking segment and $1.1 million for the Home Lending segment, compared to net income of $7.8 million and $643,000 in the prior quarter, and net income of $7.8 million and $241,000 in the first quarter of 2025, respectively;

FS Bancorp Q1 Earnings
April 21, 2026

●

Repurchased $620,000, or 15,025 shares of the Company's common stock in the first quarter of 2026 at an average price of $41.24 per share, with $3.6 million remaining for future purchases under the existing share repurchase plan as of March 31, 2026;

●

Book value per share increased $0.87 to $42.42 at March 31, 2026, compared to $41.55 at December 31, 2025, and increased $3.30 from $39.12 at March 31, 2025. Tangible book value per share (non-GAAP financial measure) increased $0.96 to $40.61 at March 31, 2026, compared to $39.65 at December 31, 2025, and increased $3.65 from $36.96 at March 31, 2025. See, “Non-GAAP Financial Measures;”; and

●

Regulatory capital ratios at the Bank were 13.8% for total risk-based capital and 11.2% for Tier 1 leverage capital at March 31, 2026, compared to 14.0% for total risk-based capital and 11.0% for Tier 1 leverage capital at December 31, 2025.

Segment Reporting

The Company operates through two reportable segments: Commercial and Consumer Banking and Home Lending. The Commercial and Consumer Banking segment provides diversified financial products and services to our commercial and consumer customers. These products and services include deposit products; residential, consumer, business and commercial real estate lending and cash management services. This segment also manages the Bank's investment portfolio and other assets. The Home Lending segment originates one-to-four-family residential mortgage loans primarily for sale in the secondary markets as well as loans held for investment.

The tables below provide a summary of segment reporting at or for the three months ended March 31, 2026 and 2025 (dollars in thousands):

	At or For the Three Months Ended March 31, 2026
Condensed income statement:	Commercial and Consumer Banking	Home Lending	Total
Net interest income (1)	$29,552	$2,993	$32,545
(Provision) recovery for credit losses	(2,545)	16	(2,529)
Noninterest income (2)	2,464	2,937	5,401
Noninterest expense (3)	(20,862)	(4,658)	(25,520)
Income before provision for income taxes	8,609	1,288	9,897
Provision for income taxes	(1,863)	(204)	(2,067)
Net income	$6,746	$1,084	$7,830
Total average assets for period ended	$2,543,059	$658,300	$3,201,359
Full-time employees ("FTEs")	469	116	585

	At or For the Three Months Ended March 31, 2025
Condensed income statement:	Commercial and Consumer Banking	Home Lending	Total
Net interest income (1)	$28,407	$2,575	$30,982
Provision for credit losses	(1,321)	(271)	(1,592)
Noninterest income (2)	2,246	2,880	5,126
Noninterest expense (3)	(20,176)	(4,879)	(25,055)
Income before provision for income taxes	9,156	305	9,461
Provision for income taxes	(1,376)	(64)	(1,440)
Net income	$7,780	$241	$8,021
Total average assets for period ended	$2,414,100	$618,412	$3,032,512
FTEs	454	113	567

FS Bancorp Q1 Earnings
April 21, 2026

________________________

(1)

Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to the other segment. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of assigned liabilities to fund segment assets.

(2)

Noninterest income includes activity from certain residential mortgage loans that were initially originated for sale and measured at fair value and subsequently transferred to loans held for investment. Gains and losses from changes in fair value for these loans are reported in earnings as a component of noninterest income. For the three months ended March 31, 2026, the Company recorded a net decrease in fair value of $101,000, compared to a net increase in fair value of $263,000, for the three months ended March 31, 2025. As of March 31, 2026 and 2025, there were $13.0 million and $14.5 million, respectively, in residential mortgage loans recorded at fair value as they were previously transferred from loans held for sale to loans held for investment.

(3)

Noninterest expense includes allocated overhead expense from general corporate activities. Allocation is determined based on a combination of segment assets and FTEs.  For the three months ended March 31, 2026 and 2025, the Home Lending segment included allocated overhead expenses of $1.9 million and $1.8 million, respectively.

Asset Summary

The following table presents the components and changes in total assets as of the dates indicated.

ASSETS				Linked Quarter		Prior Year
(Dollars in thousands)	March 31,	December 31,	March 31,	Change		Quarter Change
	2026	2025	2025	$	%	$	%
Cash and due from banks	$12,424	$13,504	$18,657	$(1,080)	(8)%	$(6,233)	(33)%
Interest-bearing deposits at other financial institutions	26,278	14,715	44,084	11,563	79	(17,806)	(40)
Total cash and cash equivalents	38,702	28,219	62,741	10,483	37	(24,039)	(38)
Certificates of deposit at other financial institutions	—	—	1,234	—	NM	(1,234)	(100)
Securities available-for-sale, at fair value	271,007	288,667	291,133	(17,660)	(6)	(20,126)	(7)
Securities held-to-maturity, net	33,267	33,224	10,434	43	—	22,833	219
Loans held for sale, at fair value	56,275	43,705	31,038	12,570	29	25,237	81
Loans receivable, net	2,624,091	2,623,172	2,501,117	919	—	122,974	5
Accrued interest receivable	15,333	14,614	14,406	719	5	927	6
Premises and equipment, net	43,612	44,065	29,451	(453)	(1)	14,161	48
Long-lived assets held for sale	3,258	3,258	—	—	—	3,258	—
Operating lease right-of-use	5,472	5,789	4,979	(317)	(5)	493	10
Federal Home Loan Bank stock, at cost	8,701	7,971	5,256	730	9	3,445	66
Deferred tax asset, net	7,175	6,993	7,009	182	3	166	2
Bank owned life insurance (“BOLI”), net	36,508	36,249	38,778	259	1	(2,270)	(6)
MSRs, held at the lower of cost or fair value	8,676	8,608	8,926	68	1	(250)	(3)
Goodwill	3,592	3,592	3,592	—	—	—	—
Core deposit intangible, net	9,774	10,518	12,879	(744)	(7)	(3,105)	(24)
Other assets	38,072	38,203	43,105	(131)	—	(5,033)	(12)
TOTAL ASSETS	$3,203,515	$3,196,847	$3,066,078	$6,668	—%	$137,437	4%

FS Bancorp Q1 Earnings
April 21, 2026

								Prior
LOAN PORTFOLIO							Linked	Year
(Dollars in thousands)							Quarter	Quarter
COMMERCIAL REAL ESTATE	March 31, 2026		December 31, 2025		March 31, 2025		$	$
("CRE") LOANS	Amount	Percent	Amount	Percent	Amount	Percent	Change	Change
CRE owner occupied	$182,260	6.9%	$176,078	6.6%	$164,911	6.5%	$6,182	$17,349
CRE non-owner occupied	182,568	6.9	177,113	6.7	174,188	6.9	5,455	8,380
Commercial and speculative construction and development	358,657	13.5	354,130	13.3	288,978	11.4	4,527	69,679
Multi-family	263,353	9.9	262,150	9.9	244,940	9.7	1,203	18,413
Total CRE loans	986,838	37.2	969,471	36.5	873,017	34.5	17,367	113,821

RESIDENTIAL REAL ESTATE LOANS
One-to-four-family (excludes HFS)	630,996	23.8	628,761	23.7	637,299	25.2	2,235	(6,303)
Home equity	88,468	3.3	88,271	3.3	73,846	2.9	197	14,622
Residential custom construction	44,134	1.7	42,329	1.6	48,810	1.9	1,805	(4,676)
Total residential real estate loans	763,598	28.8	759,361	28.6	759,955	30.0	4,237	3,643

CONSUMER LOANS
Indirect home improvement	513,437	19.3	525,842	19.8	532,038	21.0	(12,405)	(18,601)
Marine	67,126	2.5	68,115	2.6	73,737	2.9	(989)	(6,611)
Other consumer	2,921	0.1	3,029	0.1	3,118	0.1	(108)	(197)
Total consumer loans	583,484	21.9	596,986	22.5	608,893	24.0	(13,502)	(25,409)

COMMERCIAL BUSINESS LOANS
Commercial and industrial (“C&I”)	304,470	11.5	301,111	11.3	274,956	10.9	3,359	29,514
Warehouse lending	18,144	0.6	28,180	1.1	15,949	0.6	(10,036)	2,195
Total commercial business loans	322,614	12.1	329,291	12.4	290,905	11.5	(6,677)	31,709
Total loans receivable, gross	2,656,534	100.0%	2,655,109	100.0%	2,532,770	100.0%	1,425	123,764

Allowance for credit losses ("ACL") on loans	(32,443)		(31,937)		(31,653)		(506)	(790)
Total loans receivable, net	$2,624,091		$2,623,172		$2,501,117		$919	$122,974

FS Bancorp Q1 Earnings
April 21, 2026

The composition of CRE loans at the dates indicated were as follows:

(Dollars in thousands)
CRE by Type:	March 31, 2026	December 31, 2025	March 31, 2025
CRE non-owner occupied:
Office	$43,532	$44,429	$39,406
Retail	42,186	36,387	35,520
Hospitality/restaurant	24,673	24,848	27,377
Self-storage	18,844	18,924	19,092
Mixed use	18,674	18,903	18,868
Industrial	14,064	14,263	15,033
Other	9,249	7,729	6,579
Senior housing/assisted living	7,263	7,329	7,506
Education/worship	2,387	2,414	2,493
Land	1,696	1,887	2,314
Total CRE non-owner occupied	182,568	177,113	174,188
CRE owner occupied:
Industrial	74,904	75,347	66,618
Office	35,100	30,311	40,447
Retail	27,443	24,248	20,535
Other	10,674	10,492	8,529
Hospitality/restaurant	8,125	7,583	7,306
Mixed use	7,685	7,831	5,579
Automobile related	6,792	7,111	7,266
Car wash	4,394	4,412	—
Agriculture	3,759	4,136	3,990
Education/worship	3,384	4,607	4,641
Total CRE owner occupied	182,260	176,078	164,911
Total	$364,828	$353,191	$339,099

The following table includes CRE loans repricing or maturing within the next two years, excluding loans that reprice simultaneously with changes to the prime rate:

										Current
(Dollars in										Weighted
thousands)	For the Quarter Ended									Average
CRE by type:	Jun 30, 2026	Sep 30, 2026	Dec 31, 2026	Mar 31, 2027	Jun 30, 2027	Sep 30, 2027	Dec 31, 2027	Mar 31, 2028	Total	Rate
Agriculture	$627	$259	$—	$—	$—	$—	$—	$—	$886	6.21%
Apartment	13,865	9,149	16,078	27,722	18,059	4,118	12,379	15,898	117,268	5.93%
Hotel / hospitality	—	108	—	—	—	—	—	—	108	8.75%
Industrial	572	1,409	—	13,577	3,278	5,680	5,231	2,808	32,555	5.73%
Mixed use	768	—	370	1,292	—	—	3,228	450	6,108	6.73%
Office	4,533	542	7,525	2,790	—	7,402	3,718	—	26,510	5.26%
Other	—	2,387	2,317	—	1,766	324	—	—	6,794	4.94%
Retail	3,366	—	3,324	2,934	2,337	7,412	—	—	19,373	4.68%
Senior housing and assisted living	—	2,094	—	—	1,345	—	—	3,041	6,480	6.88%
Total	$23,731	$15,948	$29,614	$48,315	$26,785	$24,936	$24,556	$22,197	$216,082

FS Bancorp Q1 Earnings
April 21, 2026

The composition of construction loans at the dates indicated were as follows:

(Dollars in thousands)	March 31, 2026		December 31, 2025		March 31, 2025
Construction Types:	Amount	Percent	Amount	Percent	Amount	Percent
Commercial construction – retail	$8,450	2.1%	$8,452	2.1%	$8,157	2.4%
Commercial construction – office	9,442	2.3	9,236	2.3	6,487	1.9
Commercial construction – self storage	24,217	6.0	22,437	5.7	16,012	4.7
Commercial construction – hotel	11,968	3.0	9,404	2.4	402	0.1
Multi-family	44,343	11.0	37,403	9.4	31,275	9.3
Custom construction – single family residential and single family manufactured residential	33,425	8.3	32,451	8.2	41,143	12.2
Custom construction – land, lot and acquisition and development	10,708	2.7	9,878	2.5	7,667	2.3
Speculative residential construction – vertical	216,204	53.7	225,198	56.8	186,042	55.1
Speculative residential construction – land, lot and acquisition and development	44,034	10.9	42,000	10.6	40,603	12.0
Total	$402,791	100.0%	$396,459	100.0%	$337,788	100.0%

Originations of one-to-four-family loans to purchase and refinance a home for the periods indicated were as follows:

(Dollars in									Prior Year
thousands)	For the Three Months Ended						Linked Quarter		Quarter
	March 31, 2026		December 31, 2025		March 31, 2025		$	%	$	%
	Amount	Percent	Amount	Percent	Amount	Percent	Change	Change	Change	Change
Purchase	$139,626	67.3%	$158,992	72.6%	$120,719	83.0%	$(19,366)	(12.2)	$18,907	15.7%
Refinance	67,864	32.7	60,153	27.4	24,677	17.0	7,711	12.8	43,187	175.0%
Total	$207,490	100.0%	$219,145	100.0%	$145,396	100.0%	$(11,655)	(5.3)	$62,094	42.7%

During the quarter ended March 31, 2026, the Company sold $154.7 million of one-to-four-family loans compared to $180.1 million during the previous quarter and $91.9 million during the same quarter one year ago. The increase in the volume of loans sold during the current quarter compared to the prior quarter was primarily due to favorable rate activity. Gross margins on home loan sales decreased to 3.03% for the quarter ended March 31, 2026, compared to 3.08% in the previous quarter and decreased from 3.26% in the same quarter one year ago. Gross margins are defined as the margin on loans sold (cash sales) without the impact of deferred costs.

FS Bancorp Q1 Earnings
April 21, 2026

Liabilities and Equity Summary

The following table summarizes the components and changes in deposits, borrowings, equity, and book value per common share at the dates indicated.

(Dollars in thousands)							Linked	Prior Year
DEPOSITS	March 31, 2026		December 31, 2025		March 31, 2025		Quarter	Quarter
Transactional deposits:	Amount	Percent	Amount	Percent	Amount	Percent	$ Change	$ Change
Noninterest-bearing checking	$634,787	24.1%	$647,197	24.2%	$659,417	25.2%	$(12,410)	$(24,630)
Interest-bearing checking	185,793	7.0	195,275	7.3	171,369	6.6	(9,482)	14,424
Escrow accounts related to mortgages serviced (1)	18,904	0.7	10,926	0.4	17,289	0.7	7,978	1,615
Subtotal	839,484	31.8	853,398	31.9	848,075	32.4	(13,914)	(8,591)
Savings and money market:
Savings	169,192	6.4	164,056	6.1	160,332	6.1	5,136	8,860
Money market	377,685	14.3	365,322	13.7	343,098	13.1	12,363	34,587
Subtotal	546,877	20.7	529,378	19.8	503,430	19.3	17,499	43,447
Certificates of deposit:
CDs	923,801	35.0	928,326	34.7	893,424	34.2	(4,525)	30,377
Brokered Deposits
Non-maturity brokered deposits	250	—	244	—	251	—	6	(1)
Maturity brokered deposits	327,164	12.4	362,296	13.6	369,971	14.1	(35,132)	(42,807)
Subtotal	327,414	12.4	362,540	13.6	370,222	14.1	(35,126)	(42,808)
Total deposits	$2,637,576	100.0%	$2,673,642	100.0%	$2,615,151	100.0%	$(36,066)	$22,425
Borrowings (2)	$167,305		$129,305		$68,805		$38,000	$98,500
Stockholders' equity	$313,852		$307,694		$298,840		$6,158	$15,012
Book value per common share	$42.42		$41.55		$39.12		$0.87	$3.30

(1)	Primarily noninterest-bearing accounts based on applicable state law.
(2)	Comprised of FHLB advances and Federal Reserve Bank borrowings.

At March 31, 2026, the Bank had uninsured deposits of approximately $704.2 million, compared to approximately $718.1 million at December 31, 2025, and $679.4 million at March 31, 2025.  The uninsured amounts are estimates based on the methodologies and assumptions used for the Bank's regulatory reporting requirements.

In the table above, the linked quarter increase in stockholders’ equity at March 31, 2026, compared to December 31, 2025, was primarily due to net income of $7.8 million. Declines in the fair value of available‑for‑sale securities recorded in accumulated other comprehensive income (“AOCI”) were largely offset by improvements in the fair value of interest rate swap cash flow hedges, resulting in a net improvement of $83,000, net of tax. Gains and losses in fair value reflect changes in market interest rates during the periods. The increase in stockholders’ equity was partially offset by share repurchases of $620,000 and cash dividends paid of $2.2 million.

FS Bancorp Q1 Earnings
April 21, 2026

The Bank is considered “well capitalized” under the capital requirement established by the Federal Deposit Insurance Corporation (“FDIC”) and the Company exceeded all regulatory capital requirements. At March 31, 2026, capital ratios presented for the Bank and the Company were as follows:

	At March 31, 2026
	Bank	Company
Total risk-based capital (to risk-weighted assets)	13.81%	13.77%
Tier 1 leverage capital (to average assets)	11.16%	9.87%
CET 1 capital (to risk-weighted assets)	12.59%	11.15%

Credit Quality

The following table summarizes the changes in the ACL on loans, nonperforming loans, and classified loans at the dates indicated.

				Linked	Prior Year
ACL ON LOANS	March 31,	December 31,	March 31,	Quarter	Quarter
(Dollars in thousands)	2026	2025	2025	$ Change	$ Change
Beginning ACL balance	$31,937	$30,056	$31,870	$1,881	$67
Provision	2,649	3,882	1,505	(1,233)	1,144
Charge-offs
Indirect	(2,449)	(2,258)	(1,580)	(191)	(869)
Marine	(75)	(99)	(19)	24	(56)
Other	(95)	(53)	(37)	(42)	(58)
Commercial business	(230)	—	(433)	(230)	203
Subtotal	(2,849)	(2,410)	(2,069)	(439)	(780)
Recoveries
CRE	—	2	—	(2)	—
Indirect	585	403	340	182	245
Marine	36	1	3	35	33
Other	7	3	4	4	3
Commercial business	78	—	—	78	78
Subtotal	706	409	347	297	359
Ending ACL balance	$32,443	$31,937	$31,653	$506	$790

FS Bancorp Q1 Earnings
April 21, 2026

NONPERFORMING LOANS				Linked	Prior Year
(Dollars in thousands)	March 31,	December 31,	March 31,	Quarter	Quarter
CRE LOANS	2026	2025	2025	$ Change	$ Change
CRE	$1,081	$2,049	$1,196	$(968)	$(115)
Commercial and speculative construction and development	9,442	9,236	6,487	206	2,955
Total CRE loans	10,523	11,285	7,683	(762)	2,840

RESIDENTIAL REAL ESTATE LOANS
One-to-four-family (excludes HFS)	1,983	1,778	1,134	205	849
Home equity	475	390	252	85	223
Total residential real estate loans	2,458	2,168	1,386	290	1,072

CONSUMER LOANS
Indirect home improvement	4,622	4,256	2,821	366	1,801
Marine	466	454	648	12	(182)
Other consumer	34	2	1	32	33
Total consumer loans	5,122	4,712	3,470	410	1,652

COMMERCIAL BUSINESS LOANS
C&I	165	580	1,932	(415)	(1,767)
Total nonperforming loans	$18,268	$18,745	$14,471	$(477)	$3,797

The increase in nonperforming loans at March 31, 2026, compared to March 31, 2025 was partly driven by one commercial construction relationship, which remains in active development. Disbursements on this relationship, net of partial charge-offs of $2.3 million, contributed to a $3.0 million net increase in the nonperforming loan balance compared to March 31, 2025. Additional disbursements were made to support project completion and improve the probability of recovering collateral value. Increases in indirect home improvement and residential real estate nonperforming loans also contributed to the rise in nonperforming loans between the periods.

CLASSIFIED LOANS				Linked	Prior Year
(Dollars in thousands)	March 31,	December 31,	March 31,	Quarter	Quarter
CRE LOANS	2026	2025	2025	$ Change	$ Change
CRE	$4,122	$5,496	$2,040	$(1,374)	$2,082
Commercial and speculative construction and development	9,442	9,236	6,487	206	2,955
Total CRE loans	13,564	14,732	8,527	(1,168)	5,037

RESIDENTIAL REAL ESTATE LOANS
One-to-four-family (excludes HFS)	3,814	3,616	3,728	198	86
Home equity	475	390	252	85	223
Total residential real estate loans	4,289	4,006	3,980	283	309

CONSUMER LOANS
Indirect home improvement	4,622	4,256	2,821	366	1,801
Marine	466	454	648	12	(182)
Other consumer	34	2	1	32	33
Total consumer loans	5,122	4,712	3,470	410	1,652

COMMERCIAL BUSINESS LOANS
C&I	3,168	3,872	7,524	(704)	(4,356)
Total classified loans	$26,143	$27,322	$23,501	$(1,179)	$2,642

FS Bancorp Q1 Earnings
April 21, 2026

Operating Results

Net interest income increased $1.6 million to $32.5 million for the three months ended March 31, 2026, from $31.0 million for the three months ended March 31, 2025, primarily due to an increase in total interest income of $2.5 million, partially offset by an increase in total interest expense of $982,000. The $2.5 million increase in total interest income was primarily due to an increase of $2.7 million in interest income on loans receivable, including fees, resulting from net loan growth. The $982,000 increase in total interest expense was primarily the result of higher average deposit balances used to fund asset growth.

Net interest margin (“NIM”) (annualized) decreased one basis point to 4.31% for the three months ended March 31, 2026, compared to 4.32% for the same period in the prior year. The decrease primarily reflects the repricing of the Company’s subordinated notes to a floating rate on February 15, 2026, which resulted in an estimated two basis point decline in NIM for the quarter. Lower loan yields resulting from decreases in the prime rate further pressured net interest margin, which was partially offset by favorable deposit repricing.

The average total cost of funds, including noninterest-bearing checking, increased one basis point to 2.39% for the three months ended March 31, 2026, from 2.38% for the three months ended March 31, 2025. This increase was primarily due to the repricing of the Company’s subordinated debt, as previously discussed, and was partially offset by favorable deposit repricing.

For the three months ended March 31, 2026, the provision for credit losses on loans was $2.6 million, compared to $1.5 million for the three months ended March 31, 2025. The provision for credit losses on loans reflects a $422,000 increase net charge-off activity, along with heightened past due and nonaccrual consumer loans.

During the three months ended March 31, 2026, total net charge-offs increased $422,000 to $2.1 million, compared to $1.7 million for the three months ended March 31, 2025. The increase was primarily due to a $624,000 net charge-off increase in indirect home improvement loans, partially offset by a $281,000 net charge-off decrease in commercial business loans, with the remainder attributable to slightly higher net charge-off increases in marine and consumer loans. The rise in indirect home improvement and consumer loan net charge-offs reflects continued credit stress in those portfolios amid a challenging economic environment.

Total noninterest income increased $275,000 to $5.4 million for the three months ended March 31, 2026, from $5.1 million for the three months ended March 31, 2025. The increase primarily reflects a $684,000 increase in gain on sale of loans, partially offset by a $246,000 decrease in other noninterest income, and a $171,000 decrease in service charges and fee income.

Total noninterest expense increased $465,000 to $25.5 million for the three months ended March 31, 2026, compared to $25.1 million for the three months ended March 31, 2025. The $465,000 increase reflected higher costs in several areas: loan costs increased $334,000, due to higher loan origination activity; salaries and benefits rose $321,000 from competitive wage adjustments; acquisition related costs of $295,000 were recorded in connection with the previously announced merger with Pacific West Bancorp; and occupancy expense increased $159,000 due to branch renovations.  These increases were partially offset by a $451,000 reduction in data processing expenses following renegotiated vendor contracts, and a $173,000 decrease in professional and board fees.

About FS Bancorp

FS Bancorp, Inc., a Washington corporation, is the holding company for 1st Security Bank of Washington. The Bank offers a range of loan and deposit services primarily to small- and middle-market businesses and individuals in Washington and Oregon. It operates through 27 bank branches, one headquarters office that provides loans and deposit services, and loan production offices in various suburban communities in the greater Puget Sound area, the Kennewick-Pasco-Richland metropolitan area of Washington, also known as the Tri-Cities, and in Vancouver, Washington. Additionally, the Bank services home mortgage customers across the Northwest, focusing on markets in Washington State including the Puget Sound, Tri-Cities, and Vancouver.

FS Bancorp Q1 Earnings
April 21, 2026

Forward-Looking Statements

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward‑looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements.

Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, include but are not limited to the following: adverse economic conditions in the Company’s local market areas, other markets where the Company has lending relationships, or other aspects of the Company’s business operations or financial markets, including, without limitation, as a result of employment levels; labor shortages, the effects of inflation, recessionary pressures or slowing economic growth; changes in interest rate levels and volatility, and the timing and pace of such changes, including actions by the Federal Reserve, which could adversely affect the Company's revenues and expenses, the values of our assets and obligations, and the availability and cost of capital and liquidity; inflationary pressures and related monetary and fiscal policy responses, and their impact on consumer and business behavior; geopolitical developments and international conflicts including but not limited to tensions or instability in Eastern Europe, the Middle East, South America, and Asia, or the imposition of new or increased tariffs and trade restrictions, which may disrupt financial markets, global supply chains, commodity prices, or economic activity in specific industry sectors; the effects of a federal government shutdown, debt ceiling standoff, or other fiscal policy uncertainty; increased competitive pressures, including repricing and competitors' pricing initiatives, and their impact on the Company's market position, loan, and deposit products; adverse changes in the securities markets, the Company’s ability to execute its plans to grow its residential construction lending, mortgage banking, and warehouse lending operations, and the geographic expansion of its indirect home improvement lending; challenges arising from expanding into new geographic markets, products, or services; secondary market conditions for loans and the Company’s ability to originate loans for sale and sell loans in the secondary market; volatility in the mortgage industry; fluctuations in deposits; liquidity issues, including the Company's ability to borrow funds or raise additional capital, if necessary; the impact of bank failures or adverse developments at other banks and related negative publicity about the banking industry in general on investor and depositor sentiment; the ability to adapt to rapid technological changes, including advancements in artificial intelligence, digital banking platforms, and cybersecurity; legislation or regulatory changes, including but not limited to shifts in capital requirements, banking regulation, tax laws, or consumer protection laws; vulnerabilities  in information systems or third-party service providers, including disruptions, breaches, or attacks; environmental, social and governance matters; the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, domestic political unrest and other external events on our business; and other factors described in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other reports filed with or furnished to the SEC which are available on its website at www.fsbwa.com and on the SEC's website at www.sec.gov.

Any of the forward-looking statements that the Company makes in this press release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be incorrect because of the inaccurate assumptions the Company might make, because of the factors illustrated above or because of other factors that cannot be foreseen by the Company. Therefore, these factors should be considered in evaluating the forward‑looking statements, and undue reliance should not be placed on such statements. The Company does not undertake, and expressly disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

FS Bancorp Q1 Earnings
April 21, 2026

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

				Linked	Prior Year
	March 31,	December 31,	March 31,	Quarter	Quarter
ASSETS	2026	2025	2025	% Change	% Change
Cash and due from banks	$12,424	$13,504	$18,657	(8)	(33)
Interest-bearing deposits at other financial institutions	26,278	14,715	44,084	79	(40)
Total cash and cash equivalents	38,702	28,219	62,741	37	(38)
Certificates of deposit at other financial institutions	—	—	1,234	—	NM
Securities available-for-sale, at fair value	271,007	288,667	291,133	(6)	(7)
Securities held-to-maturity, net	33,267	33,224	10,434	—	219
Loans held for sale, at fair value	56,275	43,705	31,038	29	81
Loans receivable, net	2,624,091	2,623,172	2,501,117	—	5
Accrued interest receivable	15,333	14,614	14,406	5	6
Premises and equipment, net	43,612	44,065	29,451	(1)	48
Long-lived assets held for sale	3,258	3,258	—	—	NM
Operating lease right-of-use	5,472	5,789	4,979	(5)	10
Federal Home Loan Bank stock, at cost	8,701	7,971	5,256	9	66
Deferred tax asset, net	7,175	6,993	7,009	3	2
Bank owned life insurance (“BOLI”), net	36,508	36,249	38,778	1	(6)
MSRs, held at the lower of cost or fair value	8,676	8,608	8,926	1	(3)
Goodwill	3,592	3,592	3,592	—	—
Core deposit intangible, net	9,774	10,518	12,879	(7)	(24)
Other assets	38,072	38,203	43,105	—	(12)
TOTAL ASSETS	$3,203,515	$3,196,847	$3,066,078	—	4
LIABILITIES
Deposits:
Noninterest-bearing accounts	$653,691	$658,123	$676,706	(1)	(3)
Interest-bearing accounts	1,983,885	2,015,519	1,938,445	(2)	2
Total deposits	2,637,576	2,673,642	2,615,151	(1)	1
Borrowings	167,305	129,305	68,805	29	143
Subordinated notes:
Principal amount	50,000	50,000	50,000	—	—
Unamortized debt issuance costs	(322)	(339)	(389)	(5)	(17)
Total subordinated notes less unamortized debt issuance costs	49,678	49,661	49,611	—	—
Operating lease liability	5,570	5,889	5,149	(5)	8
Other liabilities	29,534	30,656	28,522	(4)	4
Total liabilities	2,889,663	2,889,153	2,767,238	—	4
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—	—	—	—
Common stock, $.01 par value; 45,000,000 shares authorized; 7,501,542 shares issued and outstanding at March 31, 2026, 7,507,519 at December 31, 2025, and 7,742,907 at March 31, 2025	75	75	77	—	(3)
Additional paid-in capital	43,668	43,251	52,806	1	(17)
Retained earnings	285,854	280,197	262,945	2	9
Accumulated other comprehensive loss, net of tax	(15,745)	(15,829)	(16,988)	(1)	(7)
Total stockholders’ equity	313,852	307,694	298,840	2	5
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,203,515	$3,196,847	$3,066,078	—	4

FS Bancorp Q1 Earnings
April 21, 2026

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts) (Unaudited)

	Three Months Ended			Linked	Prior Year
	March 31,	December 31,	March 31,	Quarter	Quarter
INTEREST INCOME	2026	2025	2025	% Change	% Change
Loans receivable, including fees	$46,012	$46,876	$43,303	(2)	6
Interest and dividends on investment securities, cash and cash equivalents, and certificates of deposit at other financial institutions	3,321	3,906	3,485	(15)	(5)
Total interest and dividend income	49,333	50,782	46,788	(3)	5
INTEREST EXPENSE
Deposits	14,713	15,228	13,058	(3)	13
Borrowings	1,384	1,446	2,263	(4)	(39)
Subordinated notes	691	486	485	42	—
Total interest expense	16,788	17,160	15,806	(2)	6
NET INTEREST INCOME	32,545	33,622	30,982	(3)	5
PROVISION FOR CREDIT LOSSES	2,529	3,624	1,592	(30)	59
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	30,016	29,998	29,390	—	2
NONINTEREST INCOME
Service charges and fee income	2,073	2,233	2,244	(7)	(8)
Gain on sale of loans	2,384	2,169	1,700	10	40
Earnings on cash surrender value of BOLI	259	261	250	(1)	4
Other noninterest income	685	1,724	932	(60)	(27)
Total noninterest income	5,401	6,387	5,126	(15)	5
NONINTEREST EXPENSE
Salaries and benefits	14,854	14,744	14,533	1	2
Operations	3,380	3,680	3,445	(8)	(2)
Occupancy	1,876	1,889	1,717	(1)	9
Data processing	1,594	1,847	2,045	(14)	(22)
Loan costs	882	905	548	(3)	61
Professional and board fees	1,014	1,213	1,186	(16)	(15)
FDIC insurance	627	626	538	—	17
Marketing and advertising	309	372	221	(17)	40
Acquisition costs	295	—	—	NM	—
Amortization of core deposit intangible	744	766	831	(3)	(10)
(Recovery) impairment of servicing rights	(55)	31	(9)	(277)	511
Total noninterest expense	25,520	26,073	25,055	(2)	2
INCOME BEFORE PROVISION FOR INCOME TAXES	9,897	10,312	9,461	(4)	5
PROVISION FOR INCOME TAXES	2,067	1,892	1,440	9	44
NET INCOME	$7,830	$8,420	$8,021	(7)	(2)
Basic earnings per share	$1.04	$1.12	$1.02	(7)	2
Diluted earnings per share	$1.02	$1.10	$1.01	(7)	1

FS Bancorp Q1 Earnings
April 21, 2026

KEY FINANCIAL RATIOS AND DATA (Unaudited)

	For the Three Months Ended
	March 31,	December 31,	March 31,
PERFORMANCE RATIOS:	2026	2025	2025
Return on assets (ratio of net income to average total assets) (1)	0.99%	1.04%	1.07%
Return on equity (ratio of net income to average total stockholders' equity) (1)	10.03	10.78	10.80
Yield on average interest-earning assets (1)	6.53	6.56	6.53
Average total cost of funds (1)	2.39	2.38	2.38
Interest rate spread information – average during period	4.14	4.18	4.15
Net interest margin (1)	4.31	4.35	4.32
Operating expense to average total assets (1)	3.23	3.23	3.35
Average interest-earning assets to average interest-bearing liabilities (1)	139.86	140.03	142.94
Efficiency ratio (2)	67.25	65.13	69.39
Common equity ratio (ratio of stockholders' equity to total assets)	9.80	9.62	9.75
Tangible common equity ratio (3)	9.42	9.22	9.26

	March 31,	December 31,	March 31,
ASSET QUALITY RATIOS AND DATA:	2026	2025	2025
Nonperforming assets to total assets at end of period (4)	0.57%	0.59%	0.47%
Nonperforming loans to total gross loans (excluding loans HFS) (5)	0.69	0.71	0.57
ACL – loans to nonperforming loans (5)	177.67	170.59	219.08
ACL – loans to total gross loans (excluding loans HFS)	1.22	1.20	1.25

	At or For the Three Months Ended
	March 31,		December 31,		March 31,
PER COMMON SHARE DATA:	2026		2025		2025
Basic earnings per share	$1.04		$1.12		$1.02
Diluted earnings per share	$1.02		$1.10		$1.01
Weighted average basic shares outstanding	7,402,375		7,414,419		7,695,320
Weighted average diluted shares outstanding	7,531,291		7,529,471		7,805,728
Common shares outstanding at end of period	7,398,571	(6)	7,404,548	(7)	7,639,844	(8)
Book value per share using common shares outstanding	$42.42		$41.55		$39.12
Tangible book value per share using common shares outstanding (9)	$40.61		$39.65		$36.96

(1)	Annualized.
(2)	Total noninterest expense as a percentage of net interest income and total noninterest income.
(3)	Represents a non-GAAP financial measure. For a reconciliation to the most comparable GAAP financial measure, see “Non-GAAP Financial Measures” below.
(4)	Nonperforming assets consist of nonperforming loans (which include nonaccruing loans and accruing loans more than 90 days past due), foreclosed real estate and other repossessed assets.
(5)	Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due.
(6)	Common shares were calculated using shares outstanding of 7,501,542 at March 31, 2026, less 102,971 unvested restricted stock shares.
(7)	Common shares were calculated using shares outstanding of 7,507,519 at December 31, 2025, less 102,971 unvested restricted stock shares.
(8)	Common shares were calculated using shares outstanding of 7,742,907 at March 31, 2025, less 103,063 unvested restricted stock shares.
(9)	Tangible book value per share using outstanding common shares excludes intangible assets. This ratio represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” below.

FS Bancorp Q1 Earnings
April 21, 2026

(Dollars in thousands)	For the Three Months Ended March 31,		QTR Over QTR
Average Balances	2026	2025	$ Change
Assets
Loans receivable, net (1)	$2,700,993	$2,560,107	$140,886
Investment securities - taxable	254,244	241,429	12,815
Investment securities - nontaxable	78,144	77,643	501
Interest-bearing deposits and certificates of deposit at other financial institutions	23,082	16,161	6,921
FHLB stock, at cost	8,057	11,948	(3,891)
Total interest-earning assets	3,064,520	2,907,288	157,232
Noninterest-earning assets	136,839	125,224	11,615
Total assets	$3,201,359	$3,032,512	$168,847
Liabilities
Interest-bearing deposit accounts	$2,009,158	$1,765,605	$243,553
Borrowings	132,250	218,639	(86,389)
Subordinated notes	49,666	49,600	66
Total interest-bearing liabilities	2,191,074	2,033,844	157,230
Noninterest-bearing deposit accounts	658,746	663,824	(5,078)
Other noninterest-bearing liabilities	34,805	33,739	1,066
Total liabilities	$2,884,625	$2,731,407	$153,218

(1) Includes loans HFS.

FS Bancorp Q1 Earnings
April 21, 2026

Non-GAAP Financial Measures:

In addition to financial results presented in accordance with generally accepted accounting principles utilized in the United States (“GAAP”), this earnings release presents non-GAAP financial measures that include tangible book value per share, and tangible common equity ratio. Management believes that providing the Company’s tangible book value per share and tangible common equity ratio is consistent with the capital treatment utilized by the investment community, which excludes intangible assets from the calculation of risk-based capital ratios and facilitates comparison of the quality and composition of the Company's capital over time and to its competitors. Where applicable, the Company has also presented comparable GAAP information.

These non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. They should not be considered in isolation or as a substitute for total stockholders' equity or operating results determined in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Reconciliation of the GAAP book value per share and common equity ratio and the non-GAAP tangible book value per share and tangible common equity ratio is presented below.

(Dollars in thousands, except share and per share amounts)	March 31,		December 31,		March 31,
Tangible Book Value Per Share:	2026		2025		2025
Stockholders' equity (GAAP)	$313,852		$307,694		$298,840
Less: goodwill and core deposit intangible, net	(13,366)		(14,110)		(16,471)
Tangible common stockholders' equity (non-GAAP)	$300,486		$293,584		$282,369

Common shares outstanding at end of period	7,398,571	(1)	7,404,548	(2)	7,639,844	(3)

Book value per share (GAAP)	$42.42		$41.55		$39.12
Tangible book value per share (non-GAAP)	$40.61		$39.65		$36.96

Tangible Common Equity Ratio:
Total assets (GAAP)	$3,203,515		$3,196,847		$3,066,078
Less: goodwill and core deposit intangible assets	(13,366)		(14,110)		(16,471)
Tangible assets (non-GAAP)	$3,190,149		$3,182,737		$3,049,607

Common equity ratio (GAAP)	9.80%		9.62%		9.75%
Tangible common equity ratio (non-GAAP)	9.42		9.22		9.26

_________________________

(1)	Common shares were calculated using shares outstanding of 7,501,542 at March 31, 2026, less 102,971 unvested restricted stock shares.
(2)	Common shares were calculated using shares outstanding of 7,507,519 at December 31, 2025, less 102,971 unvested restricted stock shares.
(3)	Common shares were calculated using shares outstanding of 7,742,907 at March 31, 2025, less 103,063 unvested restricted stock shares.

FS Bancorp Q1 Earnings
April 21, 2026

Additional Information About the Merger and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy or exchange any securities or a solicitation of any vote or approval with respect to the proposed transaction with Pacific West Bancorp.

In connection with the proposed merger, a registration statement on Form S-4 will be filed with the SEC that will include a proxy statement of Pacific West Bancorp and a prospectus of the Company, which will be distributed to the shareholders of Pacific West Bancorp in connection with its votes on the merger of Pacific West Bancorp with and into the Company and the issuance of Company common stock in the proposed transaction.  INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE (ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the related proxy statement/prospectus, when filed, as well as other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.  These documents, when available, also can be obtained free of charge by accessing the Company’s website at www.fsbwa.com under the tab “Investor Relations” and then under “SEC Filings.”  Alternatively, these documents, when filed with the SEC by the Company, can be obtained free of charge by (1) writing to FS Bancorp, Inc at 6920 220th Street SW, Mountlake Terrace, Washington 98043, Attn: Investor Relations or (2) by calling (425) 771-5299.

Participants in the Solicitation

The Company, Pacific West Bancorp and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Pacific West Bancorp in connection with the proposed transaction.  Information about the Company's directors and executive officers is included in the proxy statement for its 2026 annual meeting of the Company’s shareholders, which was filed with the SEC on April 6, 2026.  Information about Pacific West Bancorp’s participants and additional information regarding the interests of these participants will be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.  Free copies of this document may be obtained as described above.

Contacts:

Matthew D. Mullet,

President and Chief Executive Officer

Phillip D. Whittington,

Chief Financial Officer

(425) 771-5299

www.FSBWA.com